Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File No. 333-100165, 333-54392 and 333-108444) and Form S-8 (File Nos. 333-97893, 333-47596, 333-03465, and 333-61611) of Shurgard Storage Centers, Inc. of our report dated April 23, 2004 relating to the consolidated financial statements, of Shurgard Self Storage, SCA which appears in this annual report on Form 10-K/A.

Brussels, October 14, 2005

/s/ Deloitte Reviseurs d’Entreprises SC s.f.d. SCRL
Deloitte Reviseurs d’Entreprises SC s.f.d. SCRL Bedrijfsrevisoron BV o.v.v.e. CVBA Represented by Daniel Kroes